Exhibit 21

MERITOR, INC.
SUBSIDIARIES

The following lists the subsidiaries, direct and indirect, of Meritor, Inc., and their state or other jurisdiction of incorporation or organization, along with ownership percentage (directly or indirectly) as of September 30, 2016 (50% or more interest).

Name	Jurisdiction	Ownership %
AVM, Inc.	South Carolina	100%
Arvin Canada Holding Limited	Canada (Ontario)	100%
Arvin European Holdings (UK) Limited	England & Wales	100%
Arvin European Holdings (UK) Limited French Branch	France	100%
Arvin Finance, LLC	Delaware	100%
Arvin Holdings Netherlands B.V.	Netherlands	100%
Arvin Innovation Australia Pty. Limited	Australia	100%
Arvin International (UK) Limited	England & Wales	100%
Arvin Motion Control Limited	England & Wales	100%
ArvinMeritor A&ET Limited	England & Wales	100%
ArvinMeritor CV Aftermarket GmbH	Germany	100%
ArvinMeritor OE, LLC	Delaware	100%
ArvinMeritor, Inc.	Delaware	100%
ArvinMeritor Brake Holdings, LLC	Delaware	100%
ArvinMeritor Filters Operating Co., LLC	Delaware	100%
ArvinMeritor Finance (Barbados) Inc.	Barbados	100%

Subsidiaries

Name	Jurisdiction	Ownership %
ArvinMeritor Finance Ireland	Ireland	100%
ArvinMeritor Holdings France SNC	France	100%
ArvinMeritor Light Vehicle Systems Australia Pty. Ltd.	Australia	100%
ArvinMeritor Light Vehicle Systems (UK) Limited	England & Wales	100%
ArvinMeritor Limited	England & Wales	100%
ArvinMeritor Pension Trustees Limited	England & Wales	100%
ArvinMeritor Receivables Corporation	Delaware	100%
Arvinmeritor Sweden AB	Sweden	100%
ArvinMeritor Technology, LLC	Delaware	100%
Arvin Replacement Products S.r.L.	Italy	100%
Arvin Technologies, Inc.	Michigan	100%
Braseixos Administradora de Bens Ltd.	Brazil	100%
Fonderie Vénissieux SAS	France	51.00%
MSS Holdings, Limited	Canada (Ontario)	100%
Maremont Corporation	Delaware	100%
Maremont Exhaust Products, Inc.	Delaware	100%
Meritor, Inc.	Nevada	100%
Meritor HVS AB	Sweden	100%
Meritor HVS (India) Limited	India	51.00%
Meritor HVS Istanbul Irtibat Burosu	Turkish branch of Italian Company (Meritor HVS Cameri-Istanbul Liaison office)	100%
Meritor LVS Holdings Mexico, LLC	Delaware	100%
Meritor Aftermarket Canada Inc.	Canada (Ontario)	100%

Subsidiaries

Name	Jurisdiction	Ownership %
Meritor Aftermarket France SAS	France	100%
Meritor Aftermarket Italy, S.r.l.	Italy	100%
Meritor Aftermarket Netherlands B.V.	Netherlands	100%
Meritor Aftermarket Spain, S.A.	Spain	100%
Meritor Aftermarket Switzerland AG	Switzerland	100%
Meritor Aftermarket UK Limited	England	100%
Meritor Aftermarket USA, LLC	Delaware	100%
Meritor Automotive Export Limited	England & Wales	100%
Meritor Axles France SAS	France	100%
Meritor Brazil Holdings, LLC	Delaware	100%
Meritor Cayman Islands, Ltd.	Cayman Islands	100%
Meritor (China) Holdings, Limited	China	100%
Meritor Commercial Vehicle Systems India Private Limited	India	100%
Meritor do Brasil Sistemas Automotivos Ltda.	Brazil	100%
Meritor Drivetrain Systems (Nanjing) Co. Ltd.	China	100%
Meritor Drivetrain Systems (Nanjing) Co. Ltd. – Shanghai Branch	China	100%
Meritor Finance (Barbados) Limited	Barbados	100%
Meritor Finance Netherlands B.V.	Netherlands/Luxembourg	100%
Meritor France Holdings, LLC	Delaware	100%
Meritor France SNC	France	100%
Meritor Golde GmbH	Germany	100%
Meritor Heavy Vehicle Braking Systems (UK) Limited	England & Wales	100%
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Delaware	100%
Meritor Heavy Vehicle Systems B.V.	Netherlands	100%
Meritor Heavy Vehicle Systems, LLC	Delaware	100%
Meritor Heavy Vehicle Systems Australia Ltd.	Australia	100%
Meritor Heavy Vehicle Systems Cameri SpA	Italy	100%
Meritor Heavy Vehicle Systems de Venezuela S.A.	Venezuela	100%
Meritor Heavy Vehicle Systems Limited	England	100%
Meritor Heavy Vehicle Systems (Manufacturing) Limited	England	100%
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	100%
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	100%

Subsidiaries

Name	Jurisdiction	Ownership %
Meritor Holdings, LLC	Delaware	100%
Meritor Holdings (Barbados) Limited	Barbados	100%
Meritor Holdings Canada SNC	France	100%
Meritor Holdings France SNC	France	100%
Meritor Holdings Netherlands B.V.	Netherlands	100%
Meritor Holdings Spain, S.A.	Spain	100%
Meritor Huayang Vehicle Braking Company, Ltd.	China	60%
Meritor International Holdings, LLC	Delaware	100%
Meritor Japan K.K.	Japan	100%
Meritor Luxembourg S.a.r.l.	Luxembourg	100%
Meritor Management Corp.	Delaware	100%
Meritor Manufacturing de México, S.A. de C.V.	Mexico	100%
Meritor Mexicana, S.A. de C.V.	Mexico	100%
Meritor Netherlands B.V.	Netherlands	100%
Meritor Services de Mexico, S.A. de C.V.	Mexico	100%
Meritor Technology, LLC	Delaware	100%
Meritor Vehicle Systems (Nanjing) Co., Ltd.	China	100%
Meritor WABCO Vehicle Control Systems	Delaware	50%
Meritor WABCO Vehicle Control Systems, S. de R.L. de C.V.	Mexico	50%
Trucktechnic S.A.	Belgium	100%
Wilmot-Breeden (Holdings) Limited	England & Wales	100%
Xuzhou Meritor Axles Co. Ltd.	People’s Republic of China	60%